Exhibit 10.1

AMENDMENT AND WAIVER

TO

CREDIT AND GUARANTY AGREEMENT

This AMENDMENT AND WAIVER TO CREDIT AND GUARANTY AGREEMENT (this “Amendment”) is dated as of March 13, 2014 and is entered into by and among OZ MANAGEMENT LP, a Delaware limited partnership (“Borrower”), the GUARANTORS listed on the signature pages hereto (together with Borrower, the “Credit Parties”), GOLDMAN SACHS LENDING PARTNERS LLC, as Administrative Agent (together with its permitted successors in such capacity, “Administrative Agent”), and the LENDERS listed on the signature pages hereto, and is made with reference to the Credit Agreement, dated as of November 15, 2011 (as amended, amended and restated, supplemented or otherwise modified through the date hereof, the “Credit Agreement”), among Borrower, the Guarantors, Administrative Agent, the Collateral Administrative Agent, the Lenders and the other parties thereto. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement (as modified by this Amendment).

RECITALS

WHEREAS, Och-Ziff Capital Management Group LLC (the “Issuer”) has undertaken a review of its accounting policies in response to comments that the Issuer received from the staff of the Securities and Exchange Commission’s Division of Corporation Finance (the “Staff”), predominately focused on the Issuer’s accounting policies related to the nonconsolidation of the collateralized loan obligation vehicles it manages and deferral of certain income attributable to its consolidated funds;

WHEREAS, based upon this ongoing review, the Issuer has determined to make certain changes in respect of these accounting policies and as a result of such changes the Issuer’s Annual Report on Form 10-K for the Fiscal Year ending December 31, 2013 will reflect a restatement of the Issuer’s previously issued financial statements for each period inclusive of September 30, 2012 through September 30, 2013, and the Issuer is making certain other adjustments to all prior periods reflected therein to conform to the changes in these accounting policies (each as described in the notes to financial statements set forth on Exhibit A hereto and as further described in the Issuer’s Annual Report on Form 10-K for the Fiscal Year ending 2013, the “Restatements”); and

WHEREAS, the Borrower and the other Credit Parties have requested that the Lenders waive any breach or violation of any provision, and agree to amend certain provisions, of the Credit Agreement or any other Credit Document that may result from the Restatements, including any Defaults or Events of Default that might result therefrom (including by way of cross-default) and the Requisite Lenders have agreed, subject to the terms and conditions hereinafter set forth, to grant such waivers;

WHEREAS, subject to the terms and conditions set forth herein, Requisite Lenders are willing to agree to such amendments and waivers to the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

SECTION I. WAIVER

Upon the Amendment Effective Date (defined below), each of the Lenders party hereto hereby waives any breach or violation of any provision of the Credit Agreement or any other Credit Document that may result from the Restatements (including, without limitation, any inaccuracy contained in Issuer’s previously issued financial statements or the financial calculations or the Financial Officer Certifications based upon such financial statements), including any Defaults or Events of Default that might result therefrom (including by way of cross-default).

SECTION II. AMENDMENTS

The first sentence of Section 5.1(d) is hereby amended by amending and restating such sentence in its entirety as follows:

“(d) Statements of Reconciliation. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Issuer delivered pursuant to Section 5.1(a) or 5.1(b) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements, and for each subsequent delivery pursuant to Section 5.1(a) or 5.1(b), after such change, one or more statements of reconciliation with respect to “Economic Income”, in form and substance satisfactory to Administrative Agent.”

SECTION III. LIMITATION OF WAIVERS AND AMENDMENTS

This Amendment shall be limited precisely as written and relate solely to the amendment and waiver of the provisions of the Credit Agreement in the manner and to the extent described in Section I and Section II above, and nothing in this Amendment, nor any actions taken or not taken by any Administrative Agent or any Lender pursuant to this Amendment or any other Credit Document, shall or shall be deemed to:

(i)

constitute an amendment or waiver of compliance by Borrower or any other Credit Party with respect to any other term, provision or condition of the Credit Agreement, any other Credit Document or any other instrument or agreement referred to therein; or

(ii)

except as expressly waived hereby, prejudice any right or remedy that any Agent or Lender may now have or may have in the future under or in connection with the Credit Agreement, any other Credit Document or any other instrument or agreement referred to therein.

Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement and the other Credit Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

SECTION IV. CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective as of the date hereof only upon Administrative Agent having received a counterpart signature page of this Amendment duly executed by Borrower, each of the other Credit Parties party hereto and Lenders comprising Requisite Lenders (the date of such effectiveness being the “Amendment Effective Date”).

SECTION V. REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Amendment and to amend and waive certain provisions of the Credit Agreement in the manner provided herein, each Credit Party that is a party hereto represents and warrants to each Lender that the following statements are true and correct in all material respects:

A. Requisite Power and Authority. Each Credit Party has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, this Amendment, the Credit Agreement (as modified by this Amendment) and the other Credit Documents.

B. Authorization of Agreements. The execution and delivery by each Credit Party of this Amendment, and the performance by each Credit Party of its obligations under this Amendment, the Credit Agreement (as modified by this Amendment) and the other Credit Documents, have been duly authorized by all necessary action on the part of each Credit Party.

C. No Conflict. The execution and delivery by each Credit Party of this Amendment, the performance by each Credit Party of its obligations under this Amendment, under the Credit Agreement (as modified by this Amendment) and under the other Credit Documents to which they are parties and the consummation of the transactions contemplated by this Amendment, the Credit Agreement (as modified by this Amendment) and the other Credit Documents do not and will not violate (a) any provision of any law or any governmental rule or regulation applicable to such Credit Party, (b) any of the Organizational Documents of such Credit Party, or (c) any order, judgment or decree of any court or other agency of government binding such Credit Party, in each case, except to the extent such violation would not reasonably be expected to have a Material Adverse Effect.

D. Binding Obligation. This Amendment has been duly executed and delivered by each Credit Party that is a party hereto and thereto, and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

E. Absence of Default. Except as waived hereby, no event has occurred and is continuing that would constitute an Event of Default or a Default.

F. Material Indebtedness. No Credit Party is obligated under any Indebtedness in an aggregate principal amount of $50,000,000 or more with respect to which a material default could reasonably be expected to result from the Restatements (including, without limitation, any inaccuracy contained in Issuer’s previously issued financial statements or the financial calculations or the Financial Officer Certifications based upon such financial statements), other than Indebtedness under the Credit Agreement and permitted or arising under Sections 6.1(n) and 6.1(o) of the Credit Agreement.

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SECTION VI. ACKNOWLEDGMENT AND CONSENT

Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment and waiver of the Credit Agreement effected pursuant to this Amendment. Each “Grantor” under and as defined in the applicable Collateral Documents and each Guarantor hereby confirms that each Credit Document to which it is a party or by which it is otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Credit Documents the payment and performance of all “Obligations” under each of the Credit Documents to which it is a party (in each case as such terms are defined in the applicable Credit Document).

Each Guarantor acknowledges and agrees that, except as specifically modified by this Amendment, each of the Credit Documents to which it is a party or by which it is otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.

Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Credit Document to consent to the amendments and waivers to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Credit Document shall be deemed to require the consent of such Guarantor to any amendments or any future waivers to the Credit Agreement.

SECTION VII. MISCELLANEOUS

A. Effect on the Credit Agreement and the Other Credit Documents.

(i) Except as specifically (and solely to the limited extent) modified by this Amendment, the Credit Agreement and the other Credit Documents (including any exhibits, schedules and annexes thereto) shall remain in full force and effect and are hereby ratified and confirmed.

(ii) Except as expressly set forth in Section I hereof, the execution, delivery and performance of this Amendment shall not constitute an amendment or waiver of any provision of, or operate as an amendment or waiver of any right, power or remedy of the Administrative Agent or any Lender under, the Credit Agreement or any of the other Credit Documents.

(iii) This Amendment is a Credit Document.

B. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

C. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

D. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

E. Confidentiality. The parties hereto hereby acknowledge and agree that this Amendment and the transactions contemplated hereby shall be subject to the confidentiality provisions of the Credit Agreement.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

OZ MANAGEMENT LP
By: Och-Ziff Holding Corporation, its general partner

By:	/s/ Joel M. Frank
	Name:	Joel M. Frank
	Title:	Chief Financial Officer

OZ ADVISORS LP
By: Och-Ziff Holding Corporation, its general partner

By:	/s/ Joel M. Frank
	Name:	Joel M. Frank
	Title:	Chief Financial Officer

OZ ADVISORS II LP
By: Och-Ziff Holding LLC, its general partner

By:	/s/ Joel M. Frank
	Name:	Joel M. Frank
	Title:	Chief Financial Officer

OCH-ZIFF HOLDING II LLC
By: OZ Management LP, its member
By: Och-Ziff Holding Corporation, its general partner

By:	/s/ Joel M. Frank
	Name:	Joel M. Frank
	Title:	Chief Financial Officer

OZ MANAGEMENT II LP
By: Och-Ziff Holding II LLC, its general partner
By: OZ Management LP, its member
By: Och-Ziff Holding Corporation, its general partner

By:	/s/ Joel M. Frank
	Name:	Joel M. Frank
	Title:	Chief Financial Officer

OZSC GP, LLC
By: OZ Advisors LP, its member
By: Och-Ziff Holding Corporation, its general partner

By:	/s/ Joel M. Frank
	Name:	Joel M. Frank
	Title:	Chief Financial Officer

OZSC GP, L.P.
By: OZSC GP, LLC, its general partner
By: OZ Advisors LP, its member
By: Och-Ziff Holding Corporation, its general partner

By:	/s/ Joel M. Frank
	Name:	Joel M. Frank
	Title:	Chief Financial Officer

OZ EUREKA FUND GP, L.P.
By: OZ Eureka Fund GP, LLC, its general partner
By: OZ Advisors LP, its member
By: Och-Ziff Holding Corporation, its general partner

By:	/s/ Joel M. Frank
	Name:	Joel M. Frank
	Title:	Chief Financial Officer

OZ STRUCTURED PRODUCTS OVERSEAS FUND GP, L.P.
By: OZ Structured Products Overseas Fund GP, LLC, its general partner
By: OZ Advisors II LP, its member
By: Och-Ziff Holding LLC, its general partner

By:	/s/ Joel M. Frank
	Name:	Joel M. Frank
	Title:	Chief Financial Officer

OZ STRUCTURED PRODUCTS FUND GP, L.P.
By: OZ Structured Products Fund GP, LLC, its general partner By: OZ Advisors LP, its member
By: Och-Ziff Holding Corporation, its general partner

By:	/s/ Joel M. Frank
	Name:	Joel M. Frank
	Title:	Chief Financial Officer

OCH-ZIFF ENERGY FUND GP, L.P.
By: Och-Ziff Energy Fund GP, LLC, its general partner
By: OZ Advisors LP, its managing member
By: Och-Ziff Holding Corporation, its general partner

By:	/s/ Joel M. Frank
	Name:	Joel M. Frank
	Title:	Chief Financial Officer

OZ STRUCTURED PRODUCTS FUND II GP, L.P.
By: OZ Structured Products Fund II GP, LLC, its general partner
By: OZ Advisors LP, its member
By: Och-Ziff Holding Corporation, its general partner

	By:	/s/ Joel M. Frank
	Name:	Joel M. Frank
	Title:	Chief Financial Officer

OZ STRUCTURED PRODUCTS OVERSEAS FUND II GP, L.P.
By: OZ Structured Products Overseas Fund II GP, LLC, its general partner By: OZ Advisors II LP, its member
By: Och-Ziff Holding LLC, its general partner

	By:	/s/ Joel M. Frank
	Name:	Joel M. Frank
	Title:	Chief Financial Officer

OZ AGC GP II, L.P.
By: AGC GP II, LLC, its general partner

By:	/s/ Joel M. Frank
Name:	Joel M. Frank
Title:	Secretary and Treasurer

OZ CREDIT OPPORTUNITIES OVERSEAS FUND GP, L.P.
By: OZ Credit Opportunities Overseas Fund GP, LLC, its general partner
By: OZ Advisors II LP, its member
By: Och-Ziff Holding LLC, its general partner

By:	/s/ Joel M. Frank
Name:	Joel M. Frank
Title:	Chief Financial Officer

CH MEZZANINE INVESTMENT GP, LTD.

By:	/s/ Joel M. Frank
Name:	Joel M. Frank
Title:	Secretary & Treasurer

OZ PARTNER AI FEEDER GP, LTD.

By:	/s/ Joel M. Frank
Name:	Joel M. Frank
Title:	Director

OZ INDIA REAL ESTATE FUND GP LTD.

By:	/s/ Joel M. Frank
Name:	Joel M. Frank
Title:	Secretary & Treasurer

OCH-ZIFF LOAN MANAGEMENT LP
By: OCH-ZIFF LOAN MANAGEMENT LLC its General Partner
By: OZ Management LP, its Member
By: Och-Ziff Holding Corporation, its General Partner

By:	/s/ Joel M. Frank
Name:	Joel M. Frank
Title:	Chief Financial Officer

OZ EUROPEAN CREDIT OPPORTUNITIES fund gp, l.p.
By: OZ EUROPEAN CREDIT OPPORTUNITIES FUND GP, LLC
its General Partner
By: OZ Advisors LP, its Member By: Och-Ziff Holding Corporation,
its General Partner

By:	/s/ Joel M. Frank
Name:	Joel M. Frank
Title:	Chief Financial Officer

oz EUROPEAN CREDIT OPPORTUNITIES OVERSEAS fund gp, l.p.
By: OZ EUROPEAN CREDIT OPPORTUNITIES OVERSEAS FUND GP, LLC
its General Partner
By: OZ Advisors II LP, its Member
By: Och-Ziff Holding LLC, its General Partner

By:	/s/ Joel M. Frank
Name:	Joel M. Frank
Title:	Chief Financial Officer

GOLDMAN SACHS LENDING PARTNERS LLC, as a Lender

By:	/s/ Ashwin Ramakrishna
Name:	Ashwin Ramakrishna
Title:	Authorized Signatory

GOLDMAN SACHS LENDING PARTNERS LLC, as Administrative Agent

By:	/s/ Douglas Tansey
Name:	Douglas Tansey
Title:	Authorized Signatory

Bank of America, N.A., as a Lender

By:	/s/ Matthew G. Frankle
Name:	Matthew G. Frankle
Title:	Director

Morgan Stanley Senior Funding, Inc., as a Lender

By:	/s/ Penny Tsekouras
Name:	Penny Tsekouras
Title:	Vice President

EXHIBIT A

NOTES TO FINANCIAL STATEMENTS

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These consolidated financial statements are prepared in accordance with GAAP as set forth in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”). All intercompany transactions and balances have been eliminated in consolidation.

Restatements

Following a periodic review performed by the staff of the U.S. Securities and Exchange Commission (the “Staff”), the Company determined that it should have been consolidating the CLOs it manages. The Company launched its first CLO in the third quarter of 2012. Consolidating the CLOs has resulted in material adjustments to the Company’s previously issued annual and interim financial statements from the third quarter of 2012 through the third quarter of 2013. The consolidation of these CLOs resulted in an increase in the assets and liabilities of consolidated Och-Ziff funds in the consolidated balance sheets for these periods, as well as an increase in the income, expenses and net gains of consolidated Och-Ziff funds in the consolidated statements of comprehensive income (loss), but did not impact net income (loss) allocated to Class A Shareholders.

In addition, the Company determined that amounts previously deferred related to incentive income allocations from the consolidated Och-Ziff funds that remained subject to clawback, to the extent there are future losses, should have been allocated to the Company and to noncontrolling interests based on the contractual terms of the relevant fund documents rather than deferring these amounts until clawback contingencies were resolved. The Company has adjusted the prior periods to conform to the current period presentation. Specifically, amounts previously reported within the change in deferred income of consolidated Och-Ziff funds in the statements of comprehensive income (loss) have been reclassified to consolidated net income (loss) allocated to noncontrolling interests and consolidated net income (loss) allocated to Class A Shareholders. The Company also adjusted the related deferred income of consolidated Och-Ziff funds liability previously included within other liabilities in the consolidated balance sheets to shareholders’ equity attributable to noncontrolling interests and shareholders’ deficit attributable to Class A Shareholders.

The tables below present the effect of these corrections, as well as the reclassifications discussed below in “—Reclassifications,” on the affected line items in the Company’s consolidated balance sheet and statements of comprehensive income (loss) as reported in the Company’s annual report on Form 10-K for the year ended December 31, 2012.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

Consolidated Balance Sheet

	December 31, 2012
	As Previously Reported	Adjustments	As Restated
	(dollars in thousands)
Income and fees receivable	$593,504	$(1,553)	$591,951
Deferred income tax assets	920,877	(3,776)	917,101
Assets of consolidated Och-Ziff funds:
Investments, at fair value	1,744,626	1,034,832	2,779,458
Other assets of Och-Ziff funds	38,188	33,108	71,296
Total assets	3,535,065	1,062,611	4,597,676
Due to related parties	741,773	(7)	741,766
Other liabilities	119,529	(78,994)	40,535
Liabilities of consolidated Och-Ziff funds:
Notes payable of consolidated CLOs, at fair value	-	1,061,545	1,061,545
Other liabilities of Och-Ziff funds	3,538	8,470	12,008
Total liabilities	1,686,481	991,014	2,677,495
Redeemable noncontrolling interests	-	8,692	8,692
Paid-in capital	2,900,109	138	2,900,247
Appropriated retained earnings (deficit)	-	(3,627)	(3,627)
Accumulated deficit	(3,150,644)	5,103	(3,145,541)
Shareholders’ deficit attributable to Class A Shareholders	(250,535)	1,614	(248,921)
Shareholders’ equity attributable to noncontrolling interests	2,099,119	61,291	2,160,410
Total shareholders’ equity	1,848,584	62,905	1,911,489
Total liabilities, redeemable noncontrolling interests and shareholders’ equity	3,535,065	1,062,611	4,597,676

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

Consolidated Statements of Operations

	Year Ended December 31, 2012
	As Previously Reported	Adjustments	As Restated
	(dollars in thousands)
Management fees	$505,948	$(1,553)	$504,395
Income of consolidated Och-Ziff funds	108,684	16,758	125,442
General, administrative and other	116,880	(7)	116,873
Expenses of consolidated Och-Ziff funds	10,440	20,869	31,309
Change in deferred income of consolidated Och-Ziff funds	(52,256)	52,256	-
Net gains of consolidated Och-Ziff funds	215,081	(2,371)	212,710
Income taxes	79,085	3,776	82,861
Consolidated net loss	(624,006)	40,452	(583,554)
Total comprehensive loss	(623,777)	40,452	(583,325)
Allocation of Consolidated Net Income (Loss)
Class A Shareholders	(315,826)	5,103	(310,723)
Noncontrolling interests	(308,180)	33,657	(274,523)
Redeemable noncontrolling interests	-	1,692	1,692
Allocation of Total Comprehensive Income (Loss)
Class A Shareholders	(315,777)	5,103	(310,674)
Noncontrolling interests	(308,000)	33,657	(274,343)
Redeemable noncontrolling interests	-	1,692	1,692
Earnings (Loss) Per Class A Share
Basic	$(2.21)	$0.04	$(2.17)
Diluted	$(2.21)	$0.04	$(2.17)

	Year Ended December 31, 2011
	As Previously Reported	Adjustments	As Restated
	(dollars in thousands)
Change in deferred income of consolidated Och-Ziff funds	$(7,117)	$7,117	$-
Consolidated net loss	(1,470,805)	7,117	(1,463,688)
Total comprehensive loss	(1,470,800)	7,117	(1,463,683)
Allocation of consolidated net loss to noncontrolling interests	(1,051,815)	7,117	(1,044,698)
Allocation of total comprehensive loss to noncontrolling interests	(1,051,811)	7,117	(1,044,694)

Reclassifications

The Company consolidates a credit hedge fund that allows fund investors to redeem their interests upon the expiration of a lockup period. These amounts were deemed immaterial for separate presentation as redeemable noncontrolling interests in 2012, and therefore were included within noncontrolling interests in the consolidated balance sheets and statements of comprehensive income (loss). Due to growth in this consolidated fund in 2013, the Company started to report these amounts separately in the consolidated balance sheets and statements of comprehensive income (loss). As a result, the Company has reclassified the 2012 amounts to conform to the current period presentation.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

SUPPLEMENTAL FINANCIAL INFORMATION

QUARTERLY RESULTS — UNAUDITED

The following tables present the Company’s unaudited, summarized quarterly results and balance sheet information for the years ended December 31, 2013 and 2012:

	Year Ended December 31, 2013
	First (Restated)	Second (Restated)	Third (Restated)	Fourth
	(dollars in thousands, except per share amounts)
Selected Operating Statement Data
Total revenues	$286,211	$229,164	$279,767	$1,100,781
Total expenses	120,383	150,259	142,455	442,321
Total other income	107,555	36,180	43,612	95,121
Income taxes	25,295	13,103	11,996	45,293
Consolidated Net Income	$248,088	$101,982	$168,928	$708,288
Allocation of Consolidated Net Income
Class A Shareholders	$30,035	$3,818	$28,852	$199,062
Noncontrolling interests	215,774	97,734	137,643	506,133
Redeemable noncontrolling interests	2,279	430	2,433	3,093
	$248,088	$101,982	$168,928	$708,288
Earnings Per Class A Share
Basic	$0.20	$0.03	$0.18	$1.21
Diluted	$0.20	$0.02	$0.15	$1.13
Weighted-Average Class A Shares Outstanding
Basic	150,646,754	152,016,631	156,752,496	164,402,184
Diluted	151,625,895	155,900,015	475,281,312	478,231,474
Selected Balance Sheet Data
Cash and cash equivalents	$225,072	$242,181	$283,241	$189,974
Assets of consolidated Och-Ziff funds	3,565,272	4,346,853	4,299,177	4,711,189
Total assets	4,876,877	5,599,317	5,676,873	6,869,274
Debt obligations	387,073	386,105	385,140	384,177
Liabilities of consolidated Och-Ziff funds	2,011,924	2,644,240	2,608,218	3,042,395
Total liabilities	3,192,475	3,829,921	3,846,721	4,577,667
Redeemable noncontrolling interests	29,709	42,973	67,675	76,583
Shareholders’ deficit attributable to Class A Shareholders	(317,965)	(352,146)	(318,934)	(133,721)
Shareholders’ equity attributable to noncontrolling interests	1,972,658	2,078,569	2,081,411	2,348,745
Total shareholders’ equity	1,654,693	1,726,423	1,762,477	2,215,024

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

SUPPLEMENTAL FINANCIAL INFORMATION

QUARTERLY RESULTS — UNAUDITED

	Year Ended December 31, 2012
	First (Restated)	Second (Restated)	Third (Restated)	Fourth (Restated)
	(dollars in thousands, except per share amounts)
Selected Operating Statement Data
Total revenues	$140,924	$178,422	$172,545	$734,711
Total expenses	471,589	476,140	486,797	505,753
Total other income	76,506	8,482	56,775	71,221
Income taxes	15,134	14,175	19,920	33,632
Consolidated Net Income (Loss)	$(269,293)	$(303,411)	$(277,397)	$266,547
Allocation of Consolidated Net Income (Loss)
Class A Shareholders	$(121,732)	$(113,957)	$(126,475)	$51,441
Noncontrolling interests	(147,561)	(189,454)	(151,742)	214,234
Redeemable noncontrolling interests	-	-	820	872
	$(269,293)	$(303,411)	$(277,397)	$266,547
Earnings (Loss) Per Class A Share
Basic	$(0.86)	$(0.80)	$(0.88)	$0.35
Diluted	$(0.86)	$(0.80)	$(0.88)	$0.35
Weighted-Average Class A Shares Outstanding
Basic	140,894,185	141,722,881	143,477,776	145,751,664
Diluted	140,894,185	141,722,881	143,477,776	445,740,036
Selected Balance Sheet Data
Cash and cash equivalents	$149,667	$171,207	$185,333	$162,485
Assets of consolidated Och-Ziff funds	943,910	1,106,705	1,911,592	2,850,754
Total assets	2,140,550	2,337,765	3,136,980	4,597,676
Debt obligations	381,793	389,990	389,015	388,043
Liabilities of consolidated Och-Ziff funds	125,406	183,849	693,697	1,297,096
Total liabilities	1,299,282	1,371,402	1,896,646	2,677,495
Redeemable noncontrolling interests	-	-	7,820	8,692
Shareholders’ deficit attributable to Class A Shareholders	(352,005)	(345,472)	(357,526)	(248,921)
Shareholders’ equity attributable to noncontrolling interests	1,193,273	1,311,835	1,590,040	2,160,410
Total shareholders’ equity	841,268	966,363	1,232,514	1,911,489

These results were prepared in accordance with GAAP and reflect all normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results.

The Company generally does not recognize incentive income during the first three quarters of the year other than amounts earned as a result of fund investor redemptions during the period or amounts earned from fund investors with measurement periods longer than one year. Additionally, compensation and benefits generally comprise a significant portion of total expenses, with discretionary cash bonuses comprising a large portion of total compensation and benefits expense. These cash bonuses are based on total annual revenues, which are significantly influenced by incentive income earned by the Company at the end of the year. Annual discretionary bonuses are generally determined and expensed in the fourth quarter each year.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

SUPPLEMENTAL FINANCIAL INFORMATION

QUARTERLY RESULTS — UNAUDITED

Restatements and Reclassifications

As discussed in Note 2 to the Company’s consolidated financial statements included in this annual report, the Company restated the quarterly amounts previously reported in its 2012 third quarter and 2013 first through third quarters Form 10-Qs and in its 2012 Form 10-K due to material adjustments necessary to give effect to the consolidation of the Company’s CLOs. In addition, due to a change related to the accounting for previously deferred incentive income allocations from the consolidated Och-Ziff funds that remained subject to clawback, as well as the presentation of redeemable noncontrolling interests, the Company adjusted the prior period amounts presented above to conform to the current period presentation. See Note 2 for additional information.